UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report:       August  9, 2004

MQ ASSOCIATES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	333-101399	52-2148018
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4300 North Point Parkway
Alpharetta, Georgia 30022
(Address of Principal Executive Offices, Zip Code)

770-300-0101
(Registrants telephone number, including area code)

Item 5.            Other Events and Regulation FD Disclosure

On August 9, 2004, MQ Associates, Inc. issued a press release announcing its intent to offer Senior Discount Notes due 2012 through a private offering. The proposed offering of the Senior Discount Notes is conditioned upon receipt of an amendment to the existing senior credit facility which would permit the offering and the application of the net proceeds therefrom to pay dividends to the existing stockholders of MQ Associates, Inc.

The Senior Discount Notes to be offered will not be registered under the Securities Act of 1933, as amended, or any state securities laws, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.  A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 7.            Financial Statements, Pro Forma Financial Information and Exhibits

(c)                 Exhibits.

Number	Description of Exhibit

99.1	Press Release dated August 9, 2004 relating to proposed offering.

99.2	Press Release dated August 9, 2004 relating to earnings for quarter and six months ended June 30, 2004.

Item 12.         Results of Operations and Financial Condition

On August 9, 2004, MQ Associates, Inc. issued a press release reporting its earnings for the quarter and six months ended June 30, 2004 and announcing that MQ Associates, Inc. would conduct a conference call on August 9, 2004 to discuss its financial results for such periods.  A copy of the press release is attached as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated by reference herein.

The attached press release is not deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) nor incorporated by reference into any filing under the Exchange Act of the Securities Act of 1933.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: August 9, 2004	MQ ASSOCIATES, INC.

	By:	/s/ Thomas C. Gentry
Name: Thomas C. Gentry
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release dated August 9, 2004 relating to proposed offering.

99.2	Press Release dated August 9, 2004 relating to earnings for quarter and six months ended June 30, 2004.